SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                       -----------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                November 13, 1999
                        (Date of earliest event reported)

                              Corning Incorporated
             (Exact name of Registrant as specified in its charter)

        New York                  1-3247                    16-0393470
       (State of               (Commission                 (IRS Employer
     Incorporation)              File No.)              Identification No.)

                 One Riverfront Plaza, Corning, New York  14831
                    (Address of principal executive offices)

                                 (607) 974-9000
                         (Registrant's telephone number)


                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.   OTHER EVENTS.

On November 13, 1999, Corning Incorporated, a New York corporation ("Corning"), Oak Industries Inc., a Delaware corporation ("Oak"), and Riesling Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Corning ("Merger Subsidiary"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Subsidiary will be merged (the "Merger") with and into Oak, and as a result of the Merger, Oak will become a wholly-owned subsidiary of Corning. Under the terms of the Merger Agreement, each issued and outstanding share of Common Stock, par value $.01 per share, of Oak will be converted into the right to receive .83 shares of Common Stock, par value $.50 per share, of Corning. The Merger Agreement also provides for the payment of a break-up fee equal to $50 million under certain circumstances. The transaction is intended to be accounted for as a pooling of interests and to be tax-free to Oak stockholders. The closing of the Merger is subject to customary conditions, including the receipt of regulatory and shareholder approvals.

On November 14, 1999 Corning and Oak issued a joint press release which is filed herewith as Exhibit 99 and is incorporated herein by reference.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits.

          Exhibit 99 - Joint Press Release of Corning Incorporated and Oak Industries Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        CORNING INCORPORATED



                                        By:  /s/ M. Ann Gosnell
                                             ------------------
                                             M. Ann Gosnell
                                             Assistant Secretary

Dated:  November 18, 1999


                                  EXHIBIT INDEX


Exhibit No.    Description

       99 Press Release of Corning Incorporated and Oak Industries Inc. dated November 14, 1999.

Corning Contact:                   Oak Industries Contact:
Paul A. Rogoski                    Coleman Hicks
(607) 974-8832                     (781) 890-0400
rogoskipa@corning.com              chicks@oakind.com


            Corning And Oak Industries To Merge In Stock Transaction

     Merger extends Corning's leadership position in optical communications technologies

CORNING, N.Y. Corning Incorporated (NYSE:GLW) and Oak Industries Inc. (NYSE:OAK) today announced that they have signed a definitive agreement for the companies to merge in a transaction that will strengthen Corning's position as a global leader in optical communications.

Under the terms of the agreement, which have been unanimously approved by the Boards of Directors of both companies, Corning will exchange .83 shares of Corning common stock for each share of Oak common stock. Based on the closing price for Corning on the New York Stock Exchange on Friday, November 12, 1999, this represents a premium of 51% over the $49.75 closing price for Oak Industries. On that same basis the transaction is valued at approximately $1.8 billion.

The transaction will be accounted for as a pooling of interests and will be tax free to Oak Industries shareholders. The transaction is expected to close in the first quarter of 2000, pending regulatory and Oak Industries shareholder approval. Corning expects the transaction to be accretive to its earnings per share beginning in 2000.

The addition of Oak Industries will extend Corning's leading opto-electronic product portfolio into important new market segments. Specifically, Oak Industries' Lasertron, Inc., subsidiary, a pioneer in the development of active fiber-optic devices for telecommunications, will enhance Corning's photonic technology product offering and development activities. Lasertron is a market leader in pump lasers, which are the key active component in optical amplifiers, and is also one of the few companies with both internal laser chip making capability and packaging expertise. Lasertron also manufactures transmission lasers and receivers that are targeted at the rapidly growing metropolitan transmission market.

                                     (more)

Corning and Oak Industries to Merge
Page 2



The products of Oak Industries' Gilbert Engineering Co. subsidiary, a leading manufacturer of coaxial connectors for broadband communications networks, will complement Corning's existing capabilities in optical connectors, optical cable, hardware and related equipment.

The Oak Frequency Control Group designs and manufactures frequency control devices that are used as a timing reference in wireless, wireline and fiber-optic applications.

Oak's Controls Group consists of Harper-Wyman and OakGrigsby, Inc. Harper-Wyman is a leading manufacturer of controls systems for the gas range and gas grill industries. OakGrigsby manufactures switches and encoders used in a wide variety of applications.

Commenting on today's announcement, Corning's Chairman and Chief Executive Officer, Roger G. Ackerman stated, "The addition of Oak Industries demonstrates the strength of our commitment to being the world's leading supplier to system houses in all areas of optical communications, including amplifiers, optical components, modules, fiber, cable and hardware. Merging Oak Industries' laser and detectors technology with Corning's broad research and development capabilities, will further strengthen our leadership in the photonics industry.

"Our customers will now have a single source for components and modules for optical communications, as well as access to a broad array of related products, including optical fiber, cable and hardware - a combination that only Corning can offer," Ackerman concluded.

William S. Antle III, chairman, chief executive officer and president of Oak Industries said, "We are delighted with the prospect of merging with Corning.
We believe that Oak's employees, shareholders and customers will all benefit from the combination of the two companies. Corning's strong technology base will allow the merged businesses to move even more quickly to develop new products and expand capacity for our telecommunications customers, especially in the optical area. Our employees can look forward to continuing to grow their businesses to meet the strong demand for their products."

The integration of optical components such as lasers and receivers into optical modules is integral in providing communications network operators with greater performance in their increasingly complex systems. The addition of Oak Industries will enable Corning to augment its entire photonics product line to provide new levels of functionality and customer value. Corning also expects to achieve additional benefits through improved efficiency in customer sales and support, and new product design and development.


                                     (more)

Corning and Oak Industries to Merge
Page 3



Oak Industries is a leading manufacturer of highly engineered components that it designs and sells to manufacturers and service providers in the communication and selected other industries. Headquartered in Waltham, Massachusetts, Oak Industries has approximately 3,900 employees worldwide. For the nine months ending September 30, 1999, Oak Industries had revenues of $323.2 million, operating income of $47.2 million and net income of $23.8 million. Information regarding Oak Industries is available at www.oakind.com.

Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning's revenues in 1998 were $3.5 billion.

Statements in this press release that are not strictly historical are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The actual results may differ from those projected in the forward looking statements due to risks and uncertainties that exist in the operations and business environments of Corning and Oak Industries, described more fully in the companies periodic reports filed with the Securities and Exchange Commission, including Corning's Form 10-K filed on February 24, 1999 and Oak's Form 10-K filed on March 19, 1999.

                                       ###



Corning Investor Relations Contact:
Katherine M. Dietz,
(607) 974-8217
dietzkm@corning.com